Exhibit 99.1
Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports Third Quarter 2019 Results

Chicago - October 29, 2019 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended September 30, 2019. All per share results are reported on a diluted basis.

Financial results for the quarter ended September 30, 2019
Net income attributable to common shareholders was $21.9 million, or $0.18 per share, for the quarter ended September 30, 2019. This compares to net income attributable to common shareholders of $30.8 million, or $0.25 per share, for the quarter ended September 30, 2018. The decrease in net income was primarily a result of property dispositions and a decrease in gains from property sales, partially offset by higher interest income and lower interest expense.

Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, for the quarter ended September 30, 2019, were $25.6 million, or $0.21 per share. This compares to FFO for the quarter ended September 30, 2018 of $20.9 million, or $0.17 per share. The following items impacted FFO for the quarter ended September 30, 2019, compared to the corresponding 2018 period:

•($0.09) per share of decrease in income and straight-line rent from properties sold;
•$0.05 per share of increase in interest and other income, net;
•$0.04 per share of interest expense savings;
•$0.02 per share of general & administrative expense savings; and
•$0.01 per share of increase in same property NOI.

Normalized FFO was $25.7 million, or $0.21 per share. This compares to Normalized FFO for the quarter ended September 30, 2018 of $21.6 million, or $0.18 per share. The following items impacted Normalized FFO for the quarter ended September 30, 2019, compared to the corresponding 2018 period:

•($0.07) per share of decrease in income from properties sold;
•$0.04 per share of increase in interest and other income;
•$0.04 per share of interest expense savings;
•$0.02 per share of general & administrative expense savings; and
•$0.01 per share of increase in same property cash NOI and termination income.

Normalized FFO begins with FFO and eliminates certain items that we view as nonrecurring or impacting comparability from period to period. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

For the quarter ended September 30, 2019, the company’s cash balance net of distributions payable was $2.8 billion. Total debt outstanding was $25.9 million.

Same property results for the quarter ended September 30, 2019
The company’s same property portfolio at the end of the quarter consisted of 7 properties totaling 2.5 million square feet. Operating results were as follows:

•The same property portfolio was 93.5% leased as of September 30, 2019, compared to 90.5% as of June 30, 2019, and 93.1% as of September 30, 2018.

•The same property portfolio commenced occupancy was 88.2% as of September 30, 2019, compared to 89.7% as of June 30, 2019, and 91.1% as of September 30, 2018.
•Same property NOI increased 5.2% when compared to the same period in 2018.
•Same property cash NOI increased 6.9% when compared to the same period in 2018.
•The company entered into leases for approximately 298,000 square feet, including new leases for approximately 116,000 square feet and renewal leases for approximately 182,000 square feet.
•GAAP rental rates on new and renewal leases were 9.1% higher compared to prior GAAP rental rates for the same space.
•Cash rental rates on new and renewal leases were 0.7% lower compared to prior cash rental rates for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio includes properties continuously owned from July 1, 2018 through September 30, 2019 and excludes properties sold or classified as held for sale at the end of the period.

Significant events during the quarter ended September 30, 2019
•The company announced a special, one-time cash distribution of $3.50 per common share, which was paid on October 23, 2019 to shareholders of record on October 7, 2019.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call to discuss third quarter results on Wednesday, October 30, 2019, at 9:00 A.M. CDT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Third Quarter 2019 Supplemental Operating and Financial Data is available on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. As of October 29, 2019, EQC’s portfolio comprised 7 properties and 2.5 million square feet.

Regulation FD Disclosures
We intend to use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws including, but not limited to, statements pertaining to the marketing of certain properties for sale, consummating any sales, and future share repurchases. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	September 30, 2019	December 31, 2018
ASSETS
Real estate properties:
Land	$85,627	$135,142
Buildings and improvements	572,714	1,004,500
	658,341	1,139,642
Accumulated depreciation	(197,847)	(375,968)
	460,494	763,674
Cash and cash equivalents	3,205,775	2,400,803
Marketable securities	—	249,602
Restricted cash	4,456	3,298
Rents receivable	19,347	51,089
Other assets, net	41,271	62,306
Total assets	$3,731,343	$3,530,772

LIABILITIES AND EQUITY
Senior unsecured debt, net	$—	$248,473
Mortgage notes payable, net	25,896	26,482
Accounts payable, accrued expenses and other	38,218	58,300
Rent collected in advance	3,533	9,451
Distributions payable	435,583	4,068
Total liabilities	$503,230	$346,774

Shareholders' equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,924,199 and 121,572,155 shares issued and outstanding, respectively	1,219	1,216
Additional paid in capital	4,310,353	4,305,974
Cumulative net income	3,347,664	2,870,974
Cumulative other comprehensive loss	—	(342)
Cumulative common distributions	(3,851,947)	(3,420,548)
Cumulative preferred distributions	(699,727)	(693,736)
Total shareholders’ equity	3,226,825	3,182,801
Noncontrolling interest	1,288	1,197
Total equity	$3,228,113	$3,183,998
Total liabilities and equity	$3,731,343	$3,530,772

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Rental revenue	$23,995	$43,770	$93,459	$144,612
Other revenue	2,740	3,103	8,396	9,485
Total revenues	$26,735	$46,873	$101,855	$154,097

Expenses:
Operating expenses	$9,923	$20,257	$36,677	$64,377
Depreciation and amortization	5,939	11,287	22,085	38,211
General and administrative	8,523	10,905	30,152	35,466
Loss on asset impairment	—	—	—	12,087
Total expenses	$24,385	$42,449	$88,914	$150,141

Interest and other income, net	19,401	12,626	57,871	31,074
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $(55), $559, $264 and $2,005, respectively)	(321)	(5,085)	(8,597)	(21,550)
Loss on early extinguishment of debt	—	—	(6,374)	(6,403)
Gain on sale of properties, net	1,945	20,877	422,148	253,025
Income before income taxes	23,375	32,842	477,989	260,102
Income tax benefit (expense)	521	(65)	(1,119)	(2,616)
Net income	$23,896	$32,777	$476,870	$257,486
Net income attributable to noncontrolling interest	(10)	(13)	(180)	(90)
Net income attributable to Equity Commonwealth	$23,886	$32,764	$476,690	$257,396
Preferred distributions	(1,997)	(1,997)	(5,991)	(5,991)
Net income attributable to Equity Commonwealth common shareholders	$21,889	$30,767	$470,699	$251,405

Weighted average common shares outstanding — basic (1)	122,140	121,845	122,075	122,504
Weighted average common shares outstanding — diluted (1)	123,564	122,851	125,938	123,389

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.18	$0.25	$3.86	$2.05
Diluted	$0.18	$0.25	$3.79	$2.04

Distributions declared per common share	$3.50	$2.50	$3.50	$2.50

Certain reclassifications were made to conform the prior period to our presentation of the condensed consolidated statements of operations due to the impact of adopting ASU 2016-02. Amounts that were previously disclosed as "Tenant reimbursements and other income" are now included in "Rental revenue" and are no longer presented as a separate line item. Parking revenues that do not represent components of leases and were previously disclosed as "Rental income" are now included in "Other revenue." Subsequent to January 1, 2019, provisions for credit losses are included in "Rental revenue." Provisions for credit losses prior to January 1, 2019 were disclosed as "Operating expenses" and were not reclassified to conform prior periods to the current presentation.
(1)	Weighted average common shares outstanding for the three months ended September 30, 2019 and 2018 includes 217 and 362 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the nine months ended September 30, 2019 and 2018 includes 208 and 344 unvested, earned RSUs, respectively.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Calculation of FFO
Net income	$23,896	$32,777	$476,870	$257,486
Real estate depreciation and amortization	5,683	10,978	21,243	37,298
Loss on asset impairment	—	—	—	12,087
Gain on sale of properties, net	(1,945)	(20,877)	(422,148)	(253,025)
FFO attributable to Equity Commonwealth	27,634	22,878	75,965	53,846
Preferred distributions	(1,997)	(1,997)	(5,991)	(5,991)
FFO attributable to EQC common shareholders and unitholders	$25,637	$20,881	$69,974	$47,855

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$25,637	$20,881	$69,974	$47,855
Lease value amortization	(39)	(4)	(117)	76
Straight line rent adjustments	499	(1,435)	(349)	(3,985)
Loss on early extinguishment of debt	—	—	6,374	6,403
Loss on sale of securities	—	—	—	4,987
Loss on sale of real estate mortgage receivable	—	2,117	—	2,117
Income taxes related to gains on property sales, net	(423)	25	142	2,498
Normalized FFO attributable to EQC common shareholders and unitholders	$25,674	$21,584	$76,024	$59,951

Weighted average common shares and units outstanding -- basic (1)	122,189	121,891	122,121	122,548
Weighted average common shares and units outstanding -- diluted (1)	123,613	122,897	123,421	123,433

FFO attributable to EQC common shareholders and unitholders per share and unit -- basic & diluted	$0.21	$0.17	$0.57	$0.39
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic & diluted	$0.21	$0.18	$0.62	$0.49

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended September 30, 2019 and 2018 include 49 and 46 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the nine months ended September 30, 2019 and 2018 include 46 and 44 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests. Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period. FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders, or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Three Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$23,995	$30,574	$38,890	$39,756	$43,770
Other revenue	2,740	2,794	2,862	3,169	3,103
Operating expenses	(9,923)	(10,974)	(15,780)	(15,539)	(20,257)
NOI	$16,812	$22,394	$25,972	$27,386	$26,616
Straight line rent adjustments	499	(11)	(837)	(986)	(1,435)
Lease value amortization	(39)	(39)	(39)	(22)	(4)
Lease termination fees	(11)	(2,188)	—	(19)	(395)
Cash Basis NOI	$17,261	$20,156	$25,096	$26,359	$24,782
Cash Basis NOI from non-same properties (1)	(135)	(2,666)	(7,853)	(10,273)	(8,756)
Same Property Cash Basis NOI	$17,126	$17,490	$17,243	$16,086	$16,026
Non-cash rental income and lease termination fees from same properties	(449)	1,950	(165)	(137)	(180)
Same Property NOI	$16,677	$19,440	$17,078	$15,949	$15,846

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$16,677	$19,440	$17,078	$15,949	$15,846
Non-cash rental income and lease termination fees from same properties	449	(1,950)	165	137	180
Same Property Cash Basis NOI	$17,126	$17,490	$17,243	$16,086	$16,026
Cash Basis NOI from non-same properties (1)	135	2,666	7,853	10,273	8,756
Cash Basis NOI	$17,261	$20,156	$25,096	$26,359	$24,782
Straight line rent adjustments	(499)	11	837	986	1,435
Lease value amortization	39	39	39	22	4
Lease termination fees	11	2,188	—	19	395
NOI	$16,812	$22,394	$25,972	$27,386	$26,616
Depreciation and amortization	(5,939)	(7,561)	(8,585)	(10,830)	(11,287)
General and administrative	(8,523)	(9,533)	(12,096)	(8,973)	(10,905)
Interest and other income, net	19,401	20,695	17,775	15,741	12,626
Interest expense	(321)	(4,070)	(4,206)	(5,035)	(5,085)
Loss on early extinguishment of debt	—	(6,374)	—	(719)	—
Gain (loss) on sale of properties, net	1,945	227,166	193,037	(1,608)	20,877
Income before income taxes	$23,375	$242,717	$211,897	$15,962	$32,842
Income tax benefit (expense)	521	(340)	(1,300)	(540)	(65)
Net income	$23,896	$242,377	$210,597	$15,422	$32,777

Same Property capitalized external legal costs(2)	N/A	N/A	N/A	$—	$14

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.
(2)	Effective January 1, 2019, with the adoption of ASU 2016-02, we no longer capitalize external legal costs incurred when we enter into leases. We did not recast the comparative prior periods presented for the external legal leasing costs capitalized in those periods.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Nine Months Ended September 30,
	2019	2018
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$93,459	$144,612
Other revenue	8,396	9,485
Operating expenses	(36,677)	(64,377)
NOI	$65,178	$89,720
Straight line rent adjustments	(349)	(3,985)
Lease value amortization	(117)	76
Lease termination fees	(2,199)	(2,917)
Cash Basis NOI	$62,513	$82,894
Cash Basis NOI from non-same properties (1)	(10,654)	(35,777)
Same Property Cash Basis NOI	$51,859	$47,117
Non-cash rental income and lease termination fees from same properties	1,336	256
Same Property NOI	$53,195	$47,373

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$53,195	$47,373
Non-cash rental income and lease termination fees from same properties	(1,336)	(256)
Same Property Cash Basis NOI	$51,859	$47,117
Cash Basis NOI from non-same properties (1)	10,654	35,777
Cash Basis NOI	$62,513	$82,894
Straight line rent adjustments	349	3,985
Lease value amortization	117	(76)
Lease termination fees	2,199	2,917
NOI	$65,178	$89,720
Depreciation and amortization	(22,085)	(38,211)
General and administrative	(30,152)	(35,466)
Loss on asset impairment	—	(12,087)
Interest and other income, net	57,871	31,074
Interest expense	(8,597)	(21,550)
Loss on early extinguishment of debt	(6,374)	(6,403)
Gain on sale of properties, net	422,148	253,025
Income before income taxes	$477,989	$260,102
Income tax expense	(1,119)	(2,616)
Net income	$476,870	$257,486

Same Property capitalized external legal costs(2)	N/A	$190

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.
(2)	Effective January 1, 2019, with the adoption of ASU 2016-02, we no longer capitalize external legal costs incurred when we enter into leases. We did not recast the comparative prior periods presented for the external legal leasing costs capitalized in those periods.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from July 1, 2018 through September 30, 2019. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2018 through September 30, 2019. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders, or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.